Exhibit 107

Calculation of Filing Fee Tables
S-3
Biohaven Ltd.
Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares, no par value per share	457(o)			$350,000,000.00	0.0001381	$48,335.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$350,000,000.00		$48,335.00
		Total Fees Previously Paid:							$0.00
			Total Fee Offsets:						$17,519.09
			Net Fee Due:						$30,815.91

Offering Note
1
The maximum aggregate offering price is being used to calculate the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for the Registration Statement on Form S-3ASR (File No. 333-295531) filed by the registrant on May 4, 2026.

Table 2: Fee Offset Claims and Sources	☐Not Applicable

		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Rule 457(p)
Fee Offset Claims	1	Biohaven Ltd.	S-3	333-274822	10/02/2023		$17,519.09	Equity	Common Shares, no par value per share		$118,693,000.00
Fee Offset Sources	1	Biohaven Ltd	S-3	333-274822		08/16/2024						$44,280.00

Rule 457(p) Statement of Withdrawal, Termination, or Completion:

1
The registrant previously registered the offer, sale and issuance of common shares having an aggregate offering price of up to $300,000,000 by means of a prospectus supplement filed pursuant to Rule 424(b)(5) under the Securities Act on August 16, 2024 (the “prior prospectus supplement”), pursuant to the Company’s registration statement on Form S-3 (File No. 333-274822), filed on October 2, 2023 (the “2023 Registration Statement”), with the Securities and Exchange Commission. In connection with the filing of the prior prospectus supplement, the registrant paid filing fees of $44,280.00. As of the date of this prospectus supplement, common shares having an aggregate offering price of $118,693,000.00 remain unsold under the prior prospectus supplement. Pursuant to Rule 457(p), $17,519.09 of the filing fee previously paid with respect to the unsold securities under the prior prospectus supplement is being applied to the filing fee payable with respect to this prospectus supplement. The registrant has completed the offering that included the unsold common shares under the prior prospectus supplement and the 2023 Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable

	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Narrative Disclosure

The maximum aggregate offering price of the securities to which the prospectus relates is $350,000,000.00. The prospectus supplement to which this exhibit is attached is a final prospectus for the related offering.